                  CONSULTING AGREEMENT AND AGREEMENT NOT TO COMPETE

     This Consulting Agreement and Agreement Not to Compete ("Agreement") is made this 15th day of August, 1998, by and between Dobson Communications Corporation, an Oklahoma corporation ("Company") and Russell Dobson ("Consultant").

                                EXPLANATORY STATEMENT

     A. As of the date hereof, Company is the holding company for certain other affiliated companies, which companies, together with other companies and partnerships presently owned, managed or controlled directly or indirectly by the Company, or which may be owned, managed or controlled or acquired by the Company, directly or indirectly, at any time in the future, during the term of the Agreement, shall be referred to collectively herein as the "Affiliates". References herein to "Company" shall likewise be construed as referring to the Affiliates as well, unless expressly set forth to the contrary.

     B. As of the date hereof, the Consultant is an employee of the Company and a Director on its board of Directors and in his capacity as such, has developed substantial expertise and knowledge about the telecommunications industry and more particularly the business of the Company, and its existing Affiliates, which is focused primarily on telephone services, fiber-optic communications, and cellular telephone services, referred to collectively herein as the "Business". By this Agreement, Company seeks to secure the benefit of consultant's knowledge and expertise for the remainder of his active working career, to the exclusion of any competing companies engaged in this same or similar Business.

     C. The Company, recognizing the value of the Consultant's knowledge and expertise with respect to the Business, desires to retain the Consultant in order for the Consultant to continue to use his knowledge and expertise in the Business for the benefit of the Company, present and future, and to render any other and further services provided for by this Agreement, and the Consultant further services provided for by this Agreement, and the Consultant desires to accept this appointment with the Company, and in accordance with the terms of this Agreement. Further, the Company seeks to prevent Consultant from rendering services to other parties or entities who may compete for some or all of the Business of Company.

     D. In conjunction with the execution of this Agreement, the Board of Directors of the Company has executed a corporate resolution authorizing and directing the Company to enter into this Agreement with Consultant, for the mutual benefit of all concerned, a copy of same being attached hereto.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

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     1.   RETENTION.  The Company hereby employs the Consultant to serve as a consultant to the Company. Consultant shall provide leadership, guidance, and expertise to the Company and shall use his best efforts to promote the interests of the Company. The Consultant hereby accepts such appointment with the Company and agrees to render the services for and on behalf of the Company on the terms and conditions set forth in this Agreement.

     2. TERM. The term ("Term") of this Agreement shall commence on September 1, 1998, and subject to the further provisions of this Agreement, the Agreement shall terminate on August 31, 2008, unless sooner terminated in accordance with
Section 11 of this Agreement.

     3. PERFORMANCE OF SERVICES. The Consultant shall render the Services to the best of his ability for and on behalf of the Company. The Consultant shall comply with all Laws relating to the Services. During the Term of this Agreement, the Consultant shall not, at any time or place, directly or indirectly, engage in any business activity in competition with the Business of the Company for the benefit of or on account of the Consultant, or for the benefit of or on account of any other person or entity other than to the extent required or permitted by the terms and conditions of this Agreement. The power to direct the Services to be performed shall be exercised by the Board of Directors (herein "Board"); provided, that the Board shall not impose duties or constraints of any kind which require the Consultant to violate any law, statute, ordinance, rule or regulation ("Laws") now or hereinafter in effect, or to otherwise engage in any act or omission deemed to be against public policy.

     4. EXTENT OF SERVICES. The Consultant shall devote such time as requested by the Board to the performance of his duties under this Agreement, and as shall be agreed to by the Consultant at such times during such days as shall be reasonable for the benefit of the Company. The Consultant may be employed or engaged in other businesses or vocations, provided such employment or engagement shall not be in breach or violation of or in default under any or all of the provisions of this Agreement. Notwithstanding any other provisions of this Agreement, nothing in this Agreement shall prevent or prohibit Consultant from owning up to 5% of the outstanding stock or other securities in other entities, even if such entities shall be in competition with Company or any of its Affiliates.

          4.1 DESCRIPTION OF DUTIES. Consultant shall preform those duties consistent with the responsibility of a former Chief Executive Officer of the Company directed by the Board. It is contemplated that Consultant's duties shall be consistent with the experience and maturity of the Consultant. Generally, it is recognized that the Consultant's duties are of a special and unusual character, such as the development of goodwill for the Company.


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          4.2  POSITION IN COMPANY.  As a Consultant to the Company, it is
recognized that Consultant is not an employee of the Company, and, subject to the terms of this Agreement, is to be supervised only by the Board.

     5.   COMPENSATION AND INSURANCE COVERAGE.

          5.1 COMPENSATION. The Company shall pay to the Consultant a monthly payment of Fifteen Thousand Dollars ($15,000.00) payable on the first day of each month during the term of this Agreement for One Hundred and Twenty (120) consecutive monthly payments.

          5.2 INSURANCE. Commencing as of the effective date of this Agreement (unless specifically otherwise indicated), Company shall provide Consultant, in addition to compensation, health, medical, hospital and dental insurance under any and all Company policies provided to an employee of the Company.

     6.0 WORK RELATED BENEFITS DURING ACTIVE EMPLOYMENT. During the Term of this Agreement, Consultant shall enjoy any and all other work related benefits of other employees, as well as such other and additional benefits as may, from time to time, be authorized, approved or allowed by the Board, as well as the following benefits:

          (a) Consultant shall have a fully furnished office at the corporate headquarters of Company, fully furnished and designed in a manner befitting the position of the Company's former Chief Executive Officer;

          (b) Consultant shall have his own administrative assistant on an as needed basis, who Consultant may, at his option select;

          (c) Consultant shall be permitted to attend any and all seminars of Consultant's choosing whenever they may occur and wherever located, at the Company's expense recognizing that Company shall benefit from same; and

          (d) Consultant shall be paid or reimbursed for any and all travel and other expenses incurred by him incident to the rendering of services by him, recognizing that in rendering services for the Company, such expenses are likely to include sums expended in the entertainment of individuals and representatives of firms with whom or which the Company has or is attempting to develop business relations.

     7. COMPANY'S RIGHT TO REDEEM. Company retains the right during the term of this Agreement to at any time pre-pay any sums payable pursuant to Section
5.1 of this Agreement to Consultant, whereupon all other provisions of this Agreement are


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thereupon terminated, except the provisions of paragraphs 8 and 9 shall remain in effect for the remaining period of the initial ten (10) year period.

     8. CONFIDENTIAL INFORMATION. The Consultant acknowledges that by virtue of his past involvement with and experiences with Company, the Consultant has had access to, has acquired, and has assisted in developing the confidential and proprietary information of the Company, which is of a special and unique nature and value relating to the Business of the Company, including, without limitation information about the Business operations, internal structure, financial affairs, programs, software, systems, procedures, manual, confidential reports, list of customers, clients and prospective customers, all sales and marketing methods, as well as the amounts, nature and types of services, inventory, equipment and methods preferred by the customers of the Company, and the fees paid by such Customers, all of which shall be deemed to be confidential information. As a Consultant of the Company, the Consultant will continue to have access to, acquire and assist in developing confidential and proprietary information relating to the Business and operations of the Company. The Consultant acknowledges that such confidential and proprietary information has been and will continue to be of central importance to the Business of the Company, and that disclosure of it to or its use by others could cause substantial loss to the Company. Such confidential and proprietary information, having been developed by the Consultant for the exclusive benefit of the Company, was and is the confidential and proprietary asset of the Company. Accordingly, the Consultant agrees as follows:

          8.1 NON-DISCLOSURE. During the Term of this Agreement, and after leaving the Company as a Consultant, the Consultant shall not, for any reason or purpose whatsoever, directly or indirectly deliberately divulge or disclose to any person or entity any confidential or proprietary information of the Company which was obtained by the Consultant as a result of the Consultant's involvement with the Company, but shall hold all of the same confidential and inviolate.
For purposes of this Agreement, "confidential or proprietary information" means information, whether written or otherwise, which has a Business purpose, and is not known or generally available from sources outside the Company or typical of industry practice, including, without limitation, the nature of the conduct of the Business of the Company or any of its Affiliates, or their respective business operations; the financial affairs, programs, software, systems, procedures, manuals, confidential reports, sales and marketing methods of the Company or any of its Affiliates; the amount, nature and type of services, inventory, equipment and methods used and preferred by the Company or any of its Affiliates, and confidential techniques of the Company, or any of its Affiliates; confidential pricing data respecting products sold by the Company or any of its Affiliates


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for their respective own accounts, or as agents or representatives of others;
the identity of the present and prospective customers and customers list of the Company, or any of its Affiliates; the confidential data of the Company or any of its Affiliates, relating to customer purchases, practices and procedures; the business arrangements, costs, sources of supply of the Company or any of its Affiliates; and information regarding earnings, forecasts, reports, technical data and marketing of the Company and/or any of its Affiliates.

          8.2 RETURN OF RECORDS. All contracts, agreements, financial books, records, instruments and documents, customer lists, memoranda, data, reports, programs, software, tapes, letters, research, card decks, listing, programming and other instruments, records or documents relating to or pertaining to customers serviced by the Consultant or any of its Affiliates, the Services rendered by the Consultant and/or the Business of the Company or any of its Affiliates (collectively the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement, for any reason whatsoever, the Consultant shall return to the Company all Records (whether furnished by the Company or prepared by the Consultant) and the Consultant shall neither make nor retain any copies of any such Records after such termination.

     9.   RESTRICTIVE COVENANTS.

          9.1 ACTIVITIES RESTRICTED. The Company and the Consultant acknowledge that (a) the Consultant's services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law, and if used in competition with the Company could do serious harm to the Company; (b) an important part of Consultant's duties will be to develop goodwill for the Company through his personal contacts with customers, agents and other having business relationships with the Company; and (c) there is a danger that his goodwill, a proprietary asset of the Company, may follow the Consultant if and when his relationship with the Company is terminated. Accordingly, for the term of this Agreement, the Consultant shall not, without the prior written consent of the Company, directly or indirectly, either individually, or as owner, partner, agent, employee, officer, director, independent contractor, consultant or otherwise:

               (a) Offer to render any services or solicit the rendition of any services which were rendered by or to the Company during the two-year period immediately preceding the cessation of Consultant's active employment with the Company to any clients, customers, or accounts of the Company with whom the Consultant had direct contact and/or to whom the Consultant rendered any services at any time during such two-year period to or for the benefit or account of the Consultant or to or for the benefit or account of any other person or entity, except to the extent authorized or permitted under this Agreement;

               (b) Render or attempt to render any services which were rendered by the Company, or sell or attempt to sell any services which were sold by the Company during the two-year period immediately preceding such cessation of Consultant's active employment with the Company to any clients, customers or accounts of the Company with whom the Consultant had direct contact and/or to whom the Consultant rendered any services or sold any services at any time during such two-year period to or for the benefit or account of the Consultant or to or for the benefit or account of any other person or entity, except to the extent authorized or permitted under this Agreement; and

               (c) Engage, either individually, or as owner, partner, agent, employee, officer, director, independent contractor, consultant or otherwise, in any business which sells any of the telephone, telecommunications or cellular telephone services, equipment, rights, permits, or other assets of the Company, or otherwise competes with the Company in any state in which the Company or any of its Affiliates offered such services or assets for sale or use by their customers during the two-year period immediately preceding such cessation of the Consultant's active employment with the Company, except as specifically authorized or permitted by this Agreement.

          9.2 COMPENSATION FOR NON-COMPETE PROVISION. It is specifically recognized by Consultant and Company that an integral part of this Agreement is for Consultant not to compete with the Company and it is specifically recognized by both parties to this Agreement that the compensation and benefits provided herein are in recognition of Consultant not competing with Company.

          9.3 PREPAYMENT OF NON-COMPETE PAYMENT. At any time after the second year of this Agreement, either the Company or Consultant may elect to accept prepayment of all sums due under this Agreement and terminate his further association with the Company, subject to the terms of this Agreement. In the event of the election of either party to this Agreement to accept prepayment of all sums due under the Agreement, such notice shall be given in writing by the notifying party to the other party, specifying the date of the election to exercise this provision of this Agreement. Such notice shall not be less than ninety (90) days from the date of the Notice. Upon the election, Company shall pay the remaining sums due for the remaining term of this Agreement as provided in Section 5.1 off this Agreement; at the time of that payment, all other benefits under this Agreement due by the Company to the Consultant shall terminate.

          9.4  MODIFICATION.  To the extent that any provision or portion of
Section 9 of this Agreement shall be held, found or


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deemed to be unreasonable, unlawful, unenforceable by a Court of competent jurisdiction, or an unreasonable restraint of trade, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that such provision or portions thereof shall be legally enforceable to the fullest extent permitted by applicable law; any Court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any Court of competent jurisdiction to enforce any such provision or portion thereof, or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such Court to the fullest extent permitted by applicable law.

     10. DEATH OR DISABILITY OF CONSULTANT. Upon either the death or disability (as defined herein) of the Consultant, the sums remaining to be paid under Section 5.1 of this Agreement shall become immediately due and payable to the Consultant or the estate of the Consultant, as the case may be.

     11.  TERMINATION OF CONSULTANT.

          11.1 TERMINATION OF CONSULTANT FOR CAUSE. The Company shall have the right to terminate the Consultant at any time for Good Cause, and subject to the following limitations and restrictions;

               (a) Consultant may be terminated only for Good Cause, as determined by a vote of 66 2/3% percent of the Board of Directors of the Company, and only after the Board has, in writing, notified Consultant of the breach or failure on the part of the Consultant, and provided Consultant with a reasonable time, but no less that thirty (30) days, to cure the specified breach or failure and Consultant has failed to so cure.

               (b) For the purposes of this Agreement, "Good Cause" shall mean that the Consultant either (i) committed a material breach of any covenant, promise, or other obligation under this Agreement, which has not been cured or
(ii) engaged in deliberate acts of intentional, wanton or malicious conduct by the consultant, or fraud or misappropriation by the Consultant.

          In the event Consultant is terminated for Good Cause as provided herein, the Company shall at that time pay Consultant the remaining sums scheduled as future payments as set out in Section 5.1 of this Agreement.

     12. NOTICES. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively the "Notices") shall be in writing and shall be given by one of the following means: By personal delivery against a receipted copy, by telefax, overnight courier, or by


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United States certified mail, return receipt requested, postage prepaid and addressed to the other party at the following address:

                   if the Company:

                   Everett Dobson, President
                   Dobson Communications Corporation
                   13439 North Broadway Extension
                   Suite 200
                   Oklahoma City, Oklahoma 73114


                   If the Consultant:

                   Russell Dobson
                   13439 North Broadway Extension
                   Suite 200
                   Oklahoma City, Oklahoma 73114

                              and

                   Russell Dobson
                   6210 East Cortez Drive
                   Scottsdale, Arizona 85254


          Any party may, from time to time, change the address to which Notices to it are to be sent by giving such notice of such change to the other parties in the manner set forth herein. Notices shall be deemed given and received on the next business day following the day such Notice is mailed or sent by overnight courier in the manner described above, or, if personally delivered or if sent by telefax or telegram, on the date so delivered or sent. Any time period shall commence on the day such Notice is deemed given and received. For purposes of this Agreement, the Term "Business Day" shall include all days other than Saturdays, Sundays and Federal Banking holidays.

     13.  GENERAL.

          13.1 BINDING EFFECT. This Agreement shall be binding upon and enure to the benefit of the Company, and any of its Affiliates, or the successors and assigns of the Company or any of its Affiliates. This Agreement shall be binding upon the Consultant and his heirs, personal and legal representatives, and guardians, and shall enure to the benefit of the Consultant, and where appropriate, to the benefit of the spouse of Consultant. Neither this Agreement nor any part hereof or interest shall be assigned by the Company or the Consultant.


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

          13.2 AMENDMENTS. The Terms and provisions of this Agreement may not be amended except by written instrument duly executed by each party hereto.

          13.3 REORGANIZATION. Neither the Company, nor any of its Affiliates, shall merge or consolidate with any other corporation or entity, or reorganize, unless and until such succeeding or continuing corporation or entity agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such an event, the term "Company" as used in this Agreement shall be deemed to refer to such successor or survivor entity.

          13.4 STATUTORY CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma.
The use of any gender herein shall be deemed to be or include the other genders and the neuter and the use of the singular herein shall be deemed to be and include the plural (and vise versa) wherever appropriate. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          13.5 COMPLETE AGREEMENT. This Agreement sets forth the entire, integrated understanding and the agreement of the parties hereto with respect to the subject matter hereof.

          13.6 REMEDIES. in the event of a breach of this Agreement, the non-breaching party hereto may maintain an action for specific performance against the party hereto who has alleged to have breached any of the terms, conditions, representations, warranties or agreements herein contained. Notwithstanding anything contained herein to the contrary, this Section shall not be construed to limit in any manner other rights or remedies any grieved party may have by virtue of any breach of this Agreement. Further, in the event any Affiliate has assumed any obligations which enure to the benefit of Consultant under this Agreement, or assume any other obligations of Company under this Agreement, Consultant may, at his ,option, pursue any and all legal remedies he may have against the Company, the Affiliate who has assumed or agreed to be obligated on such obligation, or both, jointly and severely, for such obligations.

          13.7 WAIVER. Each of the parties hereto shall have the right to waive compliance with or the fulfillment, satisfaction or enforcement of any warranty, representation, covenant, promise, agreement or condition herein set forth, but the waiver by any party of such right shall not be deemed a waiver of compliance with or fulfillment, satisfaction or enforcement of any other warranty, representation, covenant, promise, agreement or condition herein set forth or to seek any redress for any breach thereof on any


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subsequent occasion, nor shall any such waiver be deemed effective unless in writing and signed by the parties so waiving.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first set forth above.



                                       "COMPANY"

                                       DOBSON COMMUNICATIONS CORPORATION



                                       By: /s/ Everett R. Dobson
                                          -------------------------------------
                                          President





                                       "CONSULTANT"


                                       /s/ Russell L. Dobson
                                       ----------------------------------------
                                       RUSSELL DOBSON



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